Exhibit 10.1

SECUNDA INTERNATIONAL LIMITED

AND

SUBSIDIARY GUARANTORS

SENIOR SECURED FLOATING RATE NOTES DUE 2012

CREDIT AGREEMENT

COLLATERAL AGENCY AGREEMENT

Dated as of August 26, 2004

Collateral Agency Agreement

-i-	Collateral Agency Agreement

TABLE OF CONTENTS

(continued)

-ii-	Collateral Agency Agreement

TABLE OF CONTENTS

(continued)

-iii-	Collateral Agency Agreement

COLLATERAL AGENCY AGREEMENT

This COLLATERAL AGENCY AGREEMENT, dated as of August 26, 2004 (as amended, supplemented or otherwise modified this “Agreement”), is entered into by and among SECUNDA INTERNATIONAL LIMITED, a Nova Scotia corporation (the “Company”), the SUBSIDIARIES OF THE COMPANY from time to time party hereto (the “Subsidiary Guarantors”), FORTIS CAPITAL CORP. (“Fortis”), as the Administrative Agent under the Initial Credit Agreement (each, as herein defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee under the Indenture (each, as herein defined), and WILMINGTON TRUST COMPANY, as Collateral Agent (together with its successors in such capacity, the “Collateral Agent”).

RECITALS

1. Simultaneously herewith, the Company and the Subsidiary Guarantors are entering into the Credit Agreement dated as of August 26, 2004 (as amended, supplemented or otherwise modified, the “Initial Credit Agreement”), by and among the Company, as borrower, the Subsidiary Guarantors, as guarantors, Fortis, as arranger and book runner, the lenders from time to time party thereto (the “Initial Lenders”), and the Administrative Agent named therein (together with its successors in such capacity, the “Administrative Agent”), pursuant to which, and subject to the terms and conditions thereof, the Company may obtain Revolving Loans and Letters of Credit (each, as defined in the Credit Agreement) in an outstanding principal amount not to exceed, together with the principal amount of all Reimbursement Obligations (as defined in the Credit Agreement) C$40,000,000 at any one time outstanding. All Revolving Loans and Reimbursement Obligations at the expiration of the Revolving Period will be repaid pursuant to the provisions of the Initial Credit Agreement.

2. The Company intends to issue US$125,000,000 in principal amount of its Senior Secured Floating Rate Notes due                                  , 2012 (the “Initial Notes”) pursuant to the Indenture dated as of August 26, 2004 (as amended, supplemented or otherwise modified, the “Indenture”), by and among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee (together with its successors in such capacity, the “Trustee”).

3. Pursuant to the Indenture, the Subsidiary Guarantors guarantee payment of the Notes and all other Note Obligations (each, as herein defined) and pursuant to the Credit Agreement, the Subsidiary Guarantors guarantee the Credit Facility Obligations (as herein defined).

4. The Initial Credit Agreement and Indenture require the Company and the Subsidiary Guarantors to secure payment of the Revolving Loans, the L/C Obligations (as herein defined) and the Notes and other Secured Obligations by Liens in the Collateral (each, as herein defined).

5. The Initial Credit Agreement and Indenture further require that such Liens in the Collateral be granted pursuant to the Security Documents to a collateral agent acting for the benefit of the Lenders and the holders of the Notes and other Secured Obligations. This Agreement sets forth the terms on which the Collateral Agent has undertaken to accept, hold and enforce such Liens and all related rights, interests and powers as agent for, and for the benefit exclusively of, the present and future holders of the Notes and other Secured Obligations.

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NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms.

(a) Capitalized terms used in this Agreement that are defined in the Indenture and not otherwise defined herein shall have the meanings set forth in the Indenture.

(b) All capitalized terms used in this Agreement that are defined in Article 9 of the UCC (as herein defined), as in effect on the date of this Agreement in the State of New York, and not otherwise defined herein shall have the meanings therein set forth.

(c) The following terms shall have the following meanings:

“Account Pledge Agreements” means the control agreements relating to, respectively, the Asset Sale Proceeds Account and the Collateral Account, dated as of August 26, 2004, among the Obligors identified therein and the Collateral Agent, as amended, supplemented or otherwise modified and in effect.

“Act of the Administrative Agent” means a direction in writing delivered to the Collateral Agent by or with the written consent of the Administrative Agent accompanied by written confirmation from the Administrative Agent (in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent) as to the principal amount of outstanding Revolving Loans and L/C Obligations registered by the Administrative Agent as outstanding in the name of any consenting Secured Debtholder who is a Lender under the Credit Agreement, or if no such Revolving Loans or L/C Obligations are outstanding, certifying the outstanding amount of the Commitments pursuant to the terms of the Credit Agreement, and stating that it is being delivered in relation to Designated Collateral.

“Act of the Secured Debtholders” means a direction in writing delivered to the Collateral Agent by or with the written consent of the Required Secured Debtholders accompanied by written confirmation (i) from the Administrative Agent (in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent) as to the principal amount of outstanding Revolving Loans and L/C Obligations registered by the Administrative Agent as outstanding in the name of any consenting Secured Debtholder who is a Lender under the Credit Agreement, or if no such Revolving Loans or L/C Obligations are outstanding, certifying the outstanding amount of the Commitments pursuant to the terms of the Credit Agreement, and (ii) from the Trustee (in a form reasonably satisfactory to the Trustee and the Collateral Agent) as to the principal amount of outstanding Notes registered by the Trustee as outstanding in the name of any consenting Holder.

“Administrative Agent” has the meaning given in paragraph (1) of the Recitals.

“Agreement” has the meaning given in the introductory paragraph.

“Asset Sale Proceeds Account” has the meaning given in Section 2.6(f).

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“Assignment of Earnings and Insurance” means the Assignment of Earnings and Insurance dated as of August 26, 2004 between certain of the Subsidiary Guarantors and the Collateral Agent, as amended, supplemented or otherwise modified and in effect.

“Assignments of Contracts” means, collectively, the Assignments of Contract dated as of August 26, 2004 between the applicable Subsidiary Guarantor identified therein and the Collateral Agent, as amended, supplemented or otherwise modified and in effect.

“Closing Date” means August 26, 2004.

“Collateral” means, however defined, all collateral, pledged assets and other property in which a security interest is granted under the Security Documents.

“Collateral Account” has the meaning given in Section 2.6(e).

“Collateral Agent” has the meaning given in the introductory paragraph.

“Commitment” has the meaning given in the Initial Credit Agreement.

“Company” has the meaning given in the introductory paragraph.

“Control Agreements” has the same meaning as Account Pledge Agreements.

“Credit Agreement” means the Initial Credit Agreement, together with the related documents thereto (including any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders, and whether involving the same or different group of the Company and Restricted Subsidiaries as principal obligors or guarantors.

“Credit Facility Obligations” means (i) the principal of (in a maximum outstanding amount of C$40,000,000), and accrued interest on, such Indebtedness of the Company incurred under the Credit Agreement and (ii) all other Obligations (as defined in the Initial Credit Agreement) of any Obligor arising under or related to the Credit Agreement, the Subsidiary Guarantee Agreements and, as related to the Credit Agreement or Subsidiary Guarantee Agreements, the Security Documents.

“C$” means Canadian dollars.

“Deed of Covenants” means the Deed of Covenants dated as of August 26, 2004 among certain of the Subsidiary Guarantors and the Collateral Agent, as the same may be amended, modified or supplemented from time to time pursuant to the terms thereof.

“Default” means a “Default” as defined in the Credit Agreement or a “Default” as defined in the Indenture.

“Designated Collateral” has the meaning given in clause (i) of Section 6.1.

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“Designated Vessel Period” has the meaning given in clause (i) of Section 6.1.

“Designated Vessels” means as of the Closing Date, the Thebaud Sea, Venture Sea, Burin Sea and Trinity Sea; and thereafter any Vessel of equal or greater Fair Market Value owned by a Subsidiary Guarantor free and clear of any Liens other than Permitted Liens that is designated by the Administrative Agent and the Borrower as a “Designated Vessel” from time to time pursuant to the Credit Agreement and this Agreement.

“Event of Default” means an “Event of Default” as defined in the Credit Agreement or an “Event of Default” as defined in the Indenture.

“Holders” means the Person in whose name a Note is registered.

“Indemnified Liabilities” means any and all other liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or any of the other Transaction Documents or any other document in connection herewith or therewith, including any of the foregoing relating to the use of proceeds of the Revolving Loans, the Letters of Credit, or the Notes or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Company or any of its Subsidiaries or any of the Collateral and all reasonable fees, costs and expenses (including reasonable fees and expenses of legal counsel) incurred by any Indemnitee in connection with any claim, action or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning given in Section 7.7(a).

“Indenture” has the meaning given in paragraph 2 of the Recitals.

“Initial Credit Agreement” has the meaning given in paragraph 1 of the Recitals.

“Initial Lenders” has the meaning given in paragraph 1 of the Recitals.

“Joinder Agreement” means an agreement substantially in the form of Exhibit A.

“L/C Obligations” has the meaning given in the Initial Credit Agreement.

“Lenders” means the Initial Lenders, and hereafter any lender party to the Credit Agreement.

“Letter of Credit” has the meaning given in the Initial Credit Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, preference, priority, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof, a ship or vessel mortgage or encumbrance, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under, the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Mortgages” means, with respect to the Vessels, the statutory form mortgages executed and delivered by the applicable Subsidiary Guarantor.

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“Notes” means the Initial Notes and the Additional Notes, as identified in the Indenture, and each note issued in exchange therefor, and in connection with each of the foregoing, each replacement, amendment, supplement or modification as in effect from time to time.

“Notice of Event of Default” means written notice given to the Collateral Agent by the Administrative Agent, the Trustee or the Required Secured Debtholders, stating that an Event of Default has occurred and is continuing.

“Obligations” means all principal, premium, interest, penalties, fees, indemnifications, reimbursement obligations, damages, liabilities, costs, expenses and other amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Obligor” means each of the Company, the Subsidiary Guarantors and any other Persons that has granted to the Collateral Agent a Lien upon any of the Collateral as security for the Secured Obligations.

“Officer’s Certificate” has the meaning given in the Indenture and shall be for the benefit of the Collateral Agent, the Administrative Agent and the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel addressed to the Collateral Agent, the Administrative Agent and the Trustee who is reasonably acceptable to the Collateral Agent that meets the requirements of Section 14.05 of the Indenture. The opinion may include exceptions and qualifications consistent with customary practice for written third party legal opinions relating to the subject matter of the opinion.

“Pledge Agreement” means the Pledge Agreement dated as of August 26, 2004 between the Pledgors identified therein and the Collateral Agent, as amended, supplemented or otherwise modified and in effect.

“Required Secured Debtholders” means, at any time, Secured Debtholders then holding a majority in aggregate outstanding principal amount of Revolving Loans, L/C Obligations and Notes then outstanding, voting as a single class. For this purpose only, Revolving Loans and Notes registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company shall be deemed not to be outstanding. For purposes of calculating the aggregate outstanding principal amount of Revolving Loans, L/C Obligations and Notes, the Administrative Agent shall convert the outstanding principal amount of Revolving Loans and L/C Obligations from C$ to US$ using the conversion rate published in The Wall Street Journal under the heading “Key Currency Cross Rates” (for the previous Business Day) on the day on which the Administrative Agent makes such calculation. If such conversion rate shall not be published in The Wall Street Journal, the Administrative Agent shall use any other generally accepted source for such conversion rate, as determined by it acting reasonably.

“Responsible Officer”, when used with respect to the Collateral Agent, means any officer, including, without limitation, any vice president, assistant vice president, assistant treasurer or secretary within the Corporate Trust Administration of the Collateral Agent (or any successor group of the Collateral Agent) or any other officer of the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to particular corporate trust matter, any other officer or employee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Revolving Loans” has the meaning given in the Initial Credit Agreement.

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“Secured Debtholder” means, at any time, a Person which then is a Lender, as defined in the Credit Agreement, or a Holder, as defined in the Indenture.

“Secured Obligations” means, collectively, the Note Obligations and the Credit Facility Obligations.

“Security Documents” means this Agreement, the Deed of Covenants, the Account Pledge Agreements, the Pledge Agreement, Assignment Earnings and Insurances, the Assignments of Contracts, the Mortgages, any one or more security agreements, pledge agreements, collateral assignments, account pledge agreements, mortgages, vessel mortgages, marine mortgages, share pledges, collateral agency agreements, deeds of covenant, deeds of trust or other grants or transfers for security executed and delivered by the Company and any other Obligor creating, or purporting to create, a Lien upon any collateral in favor of the Collateral Agent for the benefit of the holders of the Secured Obligations, subject to certain payment priorities, in each case as amended, modified, renewed, restated or replaced, in whole or part, from time to time, in accordance with its terms.

“Subsidiary Guarantee Agreement” has the meaning given in the Initial Credit Agreement.

“Subsidiary Guarantors” has the meaning given in the introductory paragraph.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. § 77aaa-77bbb), as in effect on the date the Indenture is qualified under such Act.

“Transaction Documents” means collectively the Note Documents, the Credit Agreement and the Security Documents.

“Trustee” has the meaning given in paragraph 2 of the Recitals.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

“US$” means United States dollars.

“Vessels” has the meaning given in the Deed of Covenants.

SECTION 1.2 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “including” means “including without limitation,” “including but not limited to” or words of similar import;

(d) the word “will” shall be construed to have the same meaning and effect as the word “shall;”

(e) words in the singular include the plural, and in the plural include the singular;

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(f) provisions apply to successive events and transactions;

(g) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(h) references to “Sections,” “clauses,” “Articles,” “Exhibits” and “Schedules” shall be to Sections, clauses, Articles, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided; and

(i) the use in this Agreement of the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

ARTICLE II.

OBLIGATIONS AND POWERS OF COLLATERAL AGENT

SECTION	2.1 Undertaking of the Collateral Agent.

(a) The Collateral Agent hereby irrevocably undertakes and agrees, on the terms and conditions set forth in this Agreement, to act as agent and as representative for the benefit solely and exclusively of the present and future Lenders and holders of Notes and other Secured Obligations and in such capacity to, and shall:

(i) accept, enter into, hold, administer, maintain and enforce all Security Documents, including all Collateral subject thereto, and all Liens created or granted to it thereunder, perform its obligations thereunder and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it thereunder or pursuant thereto or in connection therewith or applicable laws;

(ii) take all lawful and commercially reasonably actions that it may deem necessary or advisable to protect or preserve its interest in the Collateral and such interests, rights, powers and remedies, including, to institute and maintain such suits and proceedings as it may deem expedient to prevent the impairment of, or to preserve or protect its, the Administrative Agent’s, the Trustee’s, the Lenders’ and the Holders’ interests in the Collateral, subject to the terms of the Security Documents;

(iii) establish the Collateral Account, and Asset Sale Proceeds Account and maintain control over such accounts and all deposits therein and investments thereof pursuant to one or more control agreements;

(iv) deliver and receive notices pursuant to the Security Documents;

(v) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, vessel mortgagee, marine mortgagee, stock pledgee, share pledgee, security agreement, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral and its other interests, rights, powers and remedies, subject to the terms of the Security Documents;

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(vi) remit to the Trustee, the Administrative Agent or the Company, as provided in Section 2.6 all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(vii) amend the Security Documents from time to time in accordance with Section 7.1;

(viii) enter into currency conversion transactions as required pursuant to Section 2.6(i);

(ix) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 3.1;

(x) direct the disbursement of funds as expressly provided for in the Control Agreements;

(xi) amend Annex A or Schedule 1 to each of the Pledge Agreement, Assignment of Earnings, and Deed of Covenants, as applicable, in each case as a result of any release as provided for in Section 3.1, any additions of Collateral as provided in Section 2.5 or as a result of any actions taken in connection with Section 2.12 of the Deed of Covenants or as permitted by the terms thereof;

(xii) take any actions required to be taken under the Security Documents subject to the provisions of this Agreement; and

(xiii) provide instructions from time to time as required by the terms of the Security Documents, subject to the terms of this Agreement.

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 2.1(a) and agrees to each of the other provisions of this Agreement applicable to Collateral Agent.

(c) Upon receipt of any Act of the Administrative Agent or any Act of the Secured Debtholders, as the case may be, given in accordance with the terms of this Agreement, with indemnities satisfactory to the Collateral Agent as provided in Section 4.15(e), the Collateral Agent shall take or direct any action provided for in such direction. Such action may include, but is not limited to (x) the giving of any release, notice, approval, consent or waiver which may be called for hereunder or under the Security Documents that the Collateral Agent is expressly authorized to give, (y) the requiring of the execution and delivery of additional Security Documents, or (z) employing agents or directing trustees in order to accomplish the actions requested.

(d) Notwithstanding the preceding, nothing shall impair the ability of the Trustee or the Collateral Agent to take any action necessary to comply with any obligations imposed under any applicable law, including, without limitation, the TIA.

SECTION 2.2 Documents and Communications. The Collateral Agent will permit, upon prior written notice, the Administrative Agent, the Trustee or any Secured Debtholder at any time or from time to time, during normal business hours, to inspect at its office and copy any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Agent in its capacity as such.

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SECTION 2.3 Release or Subordination of Liens. The Collateral Agent will not release or subordinate any Lien created or granted by any Security Document, or consent to the release or subordination of any Lien created or granted by any Security Document, except as follows: (i) as required by Article 3; and (ii) as ordered pursuant to applicable law under a final and nonappealable order of a court of competent jurisdiction.

SECTION 2.4 Enforcement of Liens. If the Collateral Agent at any time receives a written notice of the occurrence and continuance (as of the date of such notice) of any Event of Default or a Responsible Officer of the Collateral Agent has actual knowledge that an Event of Default has occurred and is continuing, it will promptly deliver written notice thereof to the Administrative Agent and the Trustee. Thereafter, subject to Article 4 and Article 6, the Collateral Agent shall act, or decline to act, as directed by Act of the Secured Debtholders or Act of the Administrative Agent, as the case may be, in the exercise and enforcement the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of the Secured Debtholders or Act of the Administrative Agent, as the case may be. Unless it has been directed to the contrary by Act of the Secured Debtholders or Act of the Administrative Agent, as the case may be, the Collateral Agent may (but shall not be obligated to) take or refrain from taking such action with respect to such Event of Default as it may deem advisable and in the best interest of the holders of Secured Obligations.

SECTION 2.5 Priority of Liens; Additional Collateral. (a) Notwithstanding (i) anything to the contrary contained in the Note Documents or the Credit Agreement Documents, (ii) the time, order or method of attachment of the Collateral Agent’s Liens, (iii) the time or order of filing or recording of financing statements, vessel mortgage, marine mortgage or other documents filed or recorded to create or perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under the UCC or any other law governing relative priorities of secured creditors, all Liens at any time granted to secure any Secured Obligations will secure all of the Notes, all other present and future Note Obligations, all of the Revolving Loans and all other present and future Credit Facility Obligations, subject to certain payment priorities set forth in Section 2.6.

(b) The Administrative Agent on behalf of the Lenders and the Trustee on behalf of the Holders hereby agrees that if any such Secured Debtholder takes any additional Collateral in respect of any Obligations, such Secured Debtholder shall take or cause to be taken by the Company or any other appropriate Person any and all action necessary to create and perfect first priority Liens on any such Collateral in favor of the other Secured Debtholders subject to the payment priorities as provided in this Agreement, including, without limitation, executing and delivering mortgages, security agreements, financing statements, amendments to financing statements, and any other agreements, documents, certificates or instruments necessary to accomplish the foregoing.

(c) The Administrative Agent on behalf of the Lenders and the Trustee on behalf of the Holders hereby agrees to take or cause to be taken by the Company or any other appropriate Person any and all action necessary to cause the Collateral Agent to be designated as the sole secured party in respect of any Lien on any Collateral securing the Secured Obligations, including, without limitation, executing and delivering mortgages, security agreements, financing statements, amendments to financing statements, and any other agreements, documents, certificates or instruments evidencing or required or permitted to be filed to create or perfect a Lien on any Collateral.

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(d) The Administrative Agent, Trustee and each Obligor may from time to time direct the Collateral Agent to execute, either alone or with Trustee, Administrative Agent or any Obligor, financing statements, security agreements, documents, certificates or instruments pertaining to the Collateral, or any part thereof; procure any agreements, documents, certificates or instruments as may be necessary to perfect a Lien on any Collateral and Collateral Agent, Trustee and each Obligor hereby authorizes the Administrative Agent or the Company (at the direction of the Administrative Agent) to file such documents; and take all further action that may be necessary or desirable, to confirm, perfect, preserve and protect the security interests intended to be granted under the Security Documents, and in addition, each of the Administrative Agent, Trustee and each Obligor hereby authorizes the Collateral Agent to execute and deliver on behalf of such Person and to file such other financing statements, security agreements and other agreements, documents, certificates or instruments without the signature of such Person either in the Collateral Agent’s name or in the name of such Person and as agent and attorney in fact for such Person. Subject to the terms of Section 7.19, the Administrative Agent, Trustee and each Obligor shall do all such additional and further acts or things, give such assurances and execute such agreements, documents, certificates or instruments as to vest more completely in and assure to the Collateral Agent and the Secured Debtholders their rights under this Agreement (including this Section 2.5) with respect to the Security Documents.

SECTION 2.6 Application of Proceeds.

(a) After an Event of Default, the proceeds received from the sale of any Collateral that is the subject of a foreclosure or collection suit by the Collateral Agent, or any other amounts or proceeds held or received by the Collateral Agent as a result of any other realization of any lien on any Collateral under any Security Document, shall be applied by the Collateral Agent in the following order of priority:

(i) first: to the payment and reimbursement of all fees, expenses, indemnities and other amounts owed to the Collateral Agent (including the reasonable legal fees and expenses of its agents and counsel) pursuant to this Agreement and the other Transaction Documents;

(ii) second: to the payment and reimbursement of all fees, expenses, indemnities and other amounts owed to the Trustee (including the reasonable legal fees and expenses of its agents and counsel) pursuant to the Indenture and Security Documents;

(iii) third: to the payment and reimbursement of all fees, expenses, indemnities and other amounts owed to the Administrative Agent (including the reasonable legal fees and expenses of its agents and counsel) pursuant to the Credit Agreement and Security Documents;

(iv) fourth: (a) if the proceeds relate to the Designated Collateral, to the payment to the Administrative Agent for the benefit of the Lenders of all accrued and unpaid interest and all fees, expenses and indemnities then immediately due and payable to the Lenders; provided, however that if such moneys shall not be sufficient to pay in full the entire amount then immediately due and payable then to make pro rata payments to all such Lenders and (b) if the proceeds do not relate to the Designated Collateral, to the payment to the Administrative Agent for the benefit of the Lenders of all accrued and unpaid interest and all fees, expenses and indemnities then immediately due and payable to the Lenders; provided, in the case of clause (b), the interest component thereof consisting of post-petition interest and interest that accrued at a default rate will be limited to an amount equal to the product of (1) a fraction the numerator of which is the aggregate principal amount then immediately due and payable to the Lenders and the denominator of which is the sum of aggregate principal amount of the Notes then immediately

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due and payable plus the aggregate principal amount then immediately due and payable to the Lenders and (2) the amount of such post-petition interest and any interest that accrued at a default rate; provided, further that if such moneys shall not be sufficient to pay in full the entire amount then immediately due and payable, then to make pro rata payments, without any preference or priority, to all such Lenders;

(v) fifth: to the payment to the Administrative Agent for the benefit of the Lenders of all principal then immediately due and payable to the Lenders; provided that contemporaneous with such payments, all commitments to extend or otherwise advance credit under the Credit Agreement are permanently and irrevocably terminated; provided, further that if such moneys shall not be sufficient to pay in full the entire amount then immediately due and payable, then to make pro rata payments, without any preference or priority, to all such Lenders;

(vi) sixth: to the payment of accrued and unpaid interest on the Notes payable under the Indenture which is then immediately due and payable; provided, further if such moneys shall not be sufficient to pay in full the entire amount then immediately due and payable, then to make pro rata payments, without any preference or priority, to each Holder;

(vii) seventh: to the ratable payment of the payable principal balance of, and, if any, premium on, the Notes which are then immediately due and payable; and if such moneys shall not be sufficient to pay in full the entire amount then immediately due and payable, then to make pro rata payments, without any preference or priority, to each Holder; and

(viii) eighth: to the payment of any such amounts remaining after payment in full of all Secured Obligations, to the Company or as a court of competent jurisdiction may otherwise direct.

For this purpose, “proceeds” of Collateral includes any and all cash, securities and other property received or realized from foreclosure, sale, collection suit or other means of realization of the Collateral Agent’s Liens upon any Collateral (including distributions of Collateral in satisfaction of any Secured Obligations) or distributed in any bankruptcy case or insolvency or liquidation proceeding in respect of any claim upon any Secured Obligation that is allowed or enforceable therein as a claim secured by any Collateral pursuant to the Security Documents.

(b) If any of the Holders, the Administrative Agent, the Lenders, the Trustee or any other party hereto collects or receives any proceeds of such foreclosure, sale, collection suit or other means of realization of the Collateral Agent’s Liens upon any Collateral which should have been applied in accordance with Section 2.6(a), whether after the commencement of an insolvency or liquidation proceeding or otherwise, such Person will forthwith deliver the same to the Collateral Agent for application in accordance with Section 2.6(a). Until so delivered, such proceeds will be held by that Person for the benefit of the holders the Secured Obligations, pending application as provided in Section 2.6(a).

(c) Any amounts received or held by the Collateral Agent which are not either (x) applied by the Collateral Agent pursuant to Section 2.6(a) or (y) provided for under any other provision of the Credit Facility Agreements or the Note Documents, shall be distributed in respect of amounts then immediately due and payable ratably by the Collateral Agent upon written direction of the Administrative Agent, the Trustee, or, so long as no Event of Default has occurred and is continuing, the Company, to the Administrative Agent, for the benefit of the Lenders, and to the Trustee, for the benefit of the Noteholders, in the proportion that the aggregate unpaid principal and interest then due to the Lenders, in the case of the Administrative Agent, or the unpaid

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principal amount of all Notes plus premium, if any, and accrued but unpaid interest thereon, in the case of the Trustee, bears to the aggregate of all outstanding principal due to the Lenders and under the Notes, plus premium, if any, and accrued but unpaid interest thereon. Notwithstanding anything to the contrary in this Section 2.6, in no event shall any amounts be distributed that are not then immediately due and payable.

(d) This Section 2.6 sets forth relative rights, as lienholders, of the Collateral Agent, the Trustee, the Trustee for the benefit of the holders of the Notes, the Administrative Agent, and the Administrative Agent for the benefit of the Lenders. Neither this Section 2.6 nor any other provision of this Agreement will:

(1) impair, as between the Company, any other Obligor and holders of the Secured Obligations, the obligation of the Company, which is absolute and unconditional, to pay principal of, and premium (if any) and interest on the Secured Obligations, and the obligation of each Subsidiary Guarantor, which is absolute and unconditional, to pay its guarantee obligation with respect thereto, in accordance with their terms or to perform any obligation of the Company or any other Obligor under the Note Documents or the Credit Facility Documents, as applicable; or

(2) affect the relative rights of holders of Secured Obligations and other creditors of the Company, the Subsidiary Guarantors or any of their Subsidiaries.

This Section 2.6 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations.

(e) Until the date that the Collateral Agent applies all proceeds pursuant to Section 2.6(a), a non-interest bearing segregated trust account (the “Collateral Account”) on behalf of the Trustee and the Administrative Agent for the benefit of the respective holders of the Secured Obligations shall be maintained by the Collateral Agent at its corporate trust department in accordance with the terms of this Agreement. The Collateral Account shall be, at all times, under control of the Collateral Agent. All moneys that are received by the Collateral Agent from any foreclosure, collection suit or other realization of the Collateral Agent’s Liens upon any Collateral shall be deposited in the Collateral Account and, thereafter, shall be held and applied by the Collateral Agent all in accordance with the terms of this Agreement.

(f) The Collateral Agent shall establish, in addition to the Collateral Account provided for in Section 2.6(e) above, a non-interest bearing segregated trust account on behalf of the Company in the event of any issuance of Additional Notes or any Sale of Collateral that results in Net Sale Proceeds. All cash and cash equivalents received by the Collateral Agent from issuances of Additional Notes or any Sale of Collateral that results in Net Sale Proceeds, shall be deposited in such account (“Asset Sale Proceeds Account”) and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with the terms of the applicable Control Agreement. Such Asset Sale Proceeds Account shall be maintained by the Collateral Agent at its corporate trust department in accordance with the terms of the applicable Control Agreement. The Asset Sale Proceeds Account shall be, at all times, under the sole control of the Collateral Agent. Proceeds from (i) any foreclosure or collection suit related to the Collateral shall only be deposited in a Collateral Account, (ii) the issuance of any Additional Notes and from a Sale of Collateral that relate to Net Proceeds shall only be deposited in an Asset Sale Proceeds Account.

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(g) Pending the distribution of funds in the Collateral Account or Asset Sale Proceeds Account in accordance with the provisions of the applicable Control Agreement, such Collateral Account and Asset Sale Proceeds Account will be maintained as provided below:

(1) the Collateral Agent shall, subject to the provisions of Article 3 and Article 6, and the other provisions of this Article 2, from time to time (i) invest amounts on deposit in the Collateral Account and the Asset Sale Proceeds Account in Temporary Cash Investments and (ii) invest interest paid on such Temporary Cash Investments and reinvest other proceeds of any such Temporary Cash Investments that may mature or be sold, in additional Temporary Cash Investments, in each case at the written direction of the Company so long as no Event of Default of which a Responsible Officer of the Collateral Agent has actual knowledge shall have occurred and be continuing and in Temporary Cash Investments described in clause (2) of the definition of such term if such an Event of Default shall have occurred and be continuing, with interest and proceeds that are not invested or reinvested in Temporary Cash Investments deposited and held in the Collateral Account or the Asset Sale Proceeds Account, as applicable; notwithstanding the foregoing, the Company shall to the extent possible, ensure that the Collateral Agent is directed to invest (and in the case of investments made while an Event of Default of which a Responsible Officer of the Collateral Agent has actual knowledge, the Collateral Agent shall, to the extent possible, invest) any funds to be distributed on a date intended for the distribution of any amounts or proceeds therefrom in Temporary Cash Investment that shall mature or become liquid on or prior to such date;

(2) all Temporary Cash Investments in respect of the Collateral Account and the Asset Sale Proceeds Account and all interest and income received thereon and therefrom and the net proceeds realized on the maturity or sale thereof shall be held in the Collateral Account or the Asset Sale Proceeds Account, as applicable, as a part of the Collateral pursuant to the terms hereof; and

(3) the Collateral Account and the Asset Sale Proceeds Account shall each be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or regulatory authority, as are in effect from time to time.

(h) In connection with the application of proceeds pursuant to Section 2.6(a) or (c), except as otherwise directed in writing by an Act of the Secured Debtholders or an Act of Administrative Agent, as the case may be, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(i) In connection with the application of proceeds pursuant to Section 2.6(a) or (c), the Collateral Agent may be required, and is hereby authorized by the Trustee and the Administrative Agent, to convert C$ to US$ or US$ to C$, as may be required to satisfy the respective Secured Obligations in the currency in which such Secured Obligations are denominated. The Collateral Agent shall make any such conversion in accordance with its own banking procedures in a timely fashion so as to allow the distribution of proceeds pursuant to Section 2.6(a) or (c) on the date otherwise specified for such payment.

(j) Except as provided in Section 2.6(g)(1) in the case of an Event of Default of which a Responsible Officer of the Collateral Agent has actual knowledge, the Collateral Agent shall have no obligation to invest and reinvest any cash held in the absence of timely and specific investment direction from the Company. The Collateral Agent shall have no liability for the selection of

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investments or for any loss incurred in connection with any investment or any sale, liquidation or redemption.

(k) In the event the Collateral Agent receives proceeds of the disposition of any Collateral in circumstances in which the terms of the Security Documents do not direct the Collateral Agent as to the application of such proceeds, the Collateral Agent may request that the Trustee and the Administrative Agent instruct the Collateral Agent as to the proper application of such proceeds. If the Collateral Agent receives such instructions from the Trustee and the Administrative Agent, the Collateral Agent shall act on such instructions without regard to any contradictory instructions from any other Person; provided that so long as no Event of Default of which a Responsible Officer of the Collateral Agent has actual knowledge has occurred and is continuing, the Collateral Agent shall not act on such instructions from the Trustee and the Administrative Agent unless it has also obtained the consent thereto from the Company. Prior to the receipt of such instructions and, if required as aforesaid such consent thereto contemplated by the terms of this Section 2.6(j), the Collateral Agent shall deposit such proceeds in the Asset Sale Proceeds Account. Neither the Trustee nor the Administrative Agent shall give instructions to the Collateral Agent to make payment to any holder of a Note or any to Lender under the Indenture or Credit Agreement, respectively, except to pay such amounts as are then immediately due and payable to such Person under such agreement.

SECTION 2.7 Credit Bid Rights.

(a) If, during the continuance of an Event of Default, the Collateral Agent forecloses any of its Liens upon any Collateral, whether by public sale or private sale or judicial foreclosure or otherwise, and if directed in writing by an Act of the Secured Debtholders or an Act of the Administrative Agent, as the case may be, to exercise its credit bid rights as provided in this Section 2.7(a), the Collateral Agent, acting for and on behalf of the Secured Debtholders and other holders of Secured Obligations, shall be entitled (to the fullest extent it may lawfully do so) to use and apply then matured Secured Obligations as a credit on account of the purchase price payable by the Collateral Agent for any Collateral sold to the Collateral Agent at the corresponding foreclosure sale, for all purposes related to bidding and making settlement or payment of the purchase price at such foreclosure sale.

(b) Each of the Company, Subsidiary Guarantors and other Obligors hereby grants, confirms and agrees to cooperate with and permit the exercise and enforcement of the rights set forth in this Section 2.7.

SECTION 2.8 Appointment and Powers of the Collateral Agent.

(a) Reserved.

(b) The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies, in each case pursuant to the Security Documents and applicable law and to act as set forth in this Article 2 or as requested in any lawful directions given to it from time to time in respect of any matter by Act of the Secured Debtholders or Act of the Administrative Agent, as the case may be.

(c) Subject to Article 4, the Collateral Agent shall take direction only pursuant to an Act of the Secured Debtholders or Act of the Administrative Agent, as the case may be, or, as may be expressly provided for in the definition of “Approved Jurisdiction” in the Deed of Covenants or Section 2.10(a) or 2.13(a) of the Deed of Covenants or Sections 7.1 or 5.2 of this Agreement,

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pursuant to the direction of the Administrative Agent or the Trustee, as applicable or the Company pursuant to Article V or Section 3.1 of this Agreement or as provided in the Control Agreements.

(d) No direction given to the Collateral Agent (whether given by Act of the Secured Debtholders or by the Administrative Agent or Trustee, as the case may be, or otherwise by any Person) which imposes, or purports to impose, upon the Collateral Agent any obligation not set forth in or arising under this Agreement or any other Security Document accepted by the Collateral Agent shall be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept direction pursuant to an Act of the Secured Debtholders or Act of the Administrative Agent, as the case may be.

(e) Except as specifically provided herein, the Administrative Agent and the Trustee are party to this Agreement solely to confirm their acknowledgement of the undertaking of the Collateral Agent set forth in Section 2.1(a) and their acceptance of the rights granted to them by this Agreement. Neither the Administrative Agent nor the Trustee nor any Secured Debtholder nor any other holder of Secured Obligations shall have (i) any obligation or liability under this Agreement or under any Act of the Secured Debtholders or any Act of the Administrative Agent, as the case may be, to which it is not a signatory party, (ii) any responsibility or duty whatsoever in respect of the Collateral or the Security Documents or any other interest, right, power or remedy granted to or enforceable by the Collateral Agent, it being understood and agreed by the Collateral Agent and by the Company and the Subsidiary Guarantors that only the Collateral Agent shall be bound by, or liable for breach of, the obligations of the Collateral Agent set forth in or arising under the Security Documents, including all obligations imposed by law upon a secured party relating to the protection, maintenance, release or enforcement of any security interest in any Collateral or any other interest, right, power or remedy of the Collateral Agent, or (iii) any liability whatsoever for any act or omission of the Collateral Agent, whether or not constituting a breach of the Collateral Agent’s undertaking and obligations under this Agreement or otherwise constituting wrongful conduct.

SECTION 2.9 For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Agent will accept, hold, administer and enforce all Liens on the Collateral, and all Collateral, at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent and all property included in the Collateral solely and exclusively for the benefit of the holders of the Secured Obligations, as herein provided, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively as provided in Section 2.6.

ARTICLE III.

OBLIGATIONS ENFORCEABLE BY THE COMPANY AND GUARANTORS

SECTION 3.1 Release of Liens on Collateral.

(a) The Collateral Agent shall release the Liens upon the Collateral as provided in the following clauses:

(1) in whole, upon receipt of written notification from the Trustee and the Administrative Agent, as the case may be, of the payment in full of the Notes, the loans made under the Credit Agreement and all other Secured Obligations that are outstanding, due and payable at the time the Notes, the loans made under the Credit Agreement and such other Secured

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Obligations are paid in full, and in connection with such payments under the Credit Agreement, the related credit commitment is fully and completely terminated;

(2) with respect to the Note Obligations only, upon receipt of written notice from the Trustee of satisfaction and discharge of the Indenture as set forth under the caption in Section 8.01 of the Indenture;

(3) with respect to the Note Obligations only, upon receipt of written notice from the Trustee of a Legal Defeasance or Covenant Defeasance as set forth in Sections 8.04, 8.05 and 8.06, as the case may be, of the Indenture;

(4) with respect to the Note Obligations only, upon receipt of written notice from the Trustee of payment in full of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full;

(5) with respect to the Credit Facility Obligations only, upon receipt of written notice from the Administrative Agent of payment in full of the loans made under the Credit Agreement and all other Credit Facility Obligations that are outstanding, due and payable at the time the Credit Facility Obligations are paid in full, and in connection therewith, the related credit commitment is fully and completely terminated;

(6) as to any Collateral that constitutes all or substantially all of the Collateral, with the written consent of the holders of 100% in principal amount of the Notes and all of the Lenders under the Credit Agreement (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes);

(7) subject to the provisions of this Agreement and under Section 6.1, (i) as to any Collateral (other than the Designated Collateral), or as to any Designated Collateral as to which the Administrative Agent has not timely exercised, during an applicable Designated Vessel Period, its right to direct enforcement of Liens on Designated Collateral, in each case which constitutes less than all or substantially all of the Collateral, with the written consent of the holders of a majority in principal amount of the Notes then outstanding and all Revolving Loans and L/C Obligations made under the Credit Agreement then outstanding (or if no Revolving Loans or L/C Obligations are then outstanding but the Commitment to make such Revolving Loans and Letters of Credit remains then in effect, of such Commitments then in effect), voting together as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) and (ii) as to any Designated Collateral, (A) with the written consent of all the Lenders if such release is incidental to the Lender’s right to direct the activity of the Collateral Agent with respect to the enforcement of, and realization on, the Liens on or with respect to a Designated Vessel, as provided in Section 6.1 of this Agreement, or (B) with the consent of (x) all of the Lenders and (y) the holders of a majority in principal amount of the Notes then outstanding, if otherwise.

(8) as to any Collateral (i) that is sold or otherwise disposed of by the Company or any Restricted Subsidiaries in a transaction permitted by the Credit Agreement and the Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of that is not in breach of the terms of Section 4.10 of the Indenture, (ii) that constitutes a portion of the Asset Sale Proceeds Account that are to be applied or distributed as described in Section 2.02(3) or 4.10 of the Indenture, (iii) that constitutes Excess Proceeds from the Sale of Collateral which have been offered to, but not accepted by, the Lenders and the holders of

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Notes and are released as set forth in Section 4.10 of the Indenture or (iv) that is owned or at any time acquired by a Subsidiary that has been released from its Note Guarantee and its Subsidiary Guarantee Agreement, concurrently with the release thereof; or

(9) upon receipt of written notice from the Company of the substitution of property for Collateral, confirming that a first-priority Lien in favor of the Collateral Agent to secure the Secured Obligations being placed on such substituted property and that substitution has been consummated in compliance with the applicable provisions of the Indenture, the TIA and the Security Documents.

To the extent that any proceeds of the Asset Sales Proceeds Account are being released pursuant to the foregoing provisions of this Section 3.1 in order to allow the Company to acquire Additional Assets, in addition to any other requirements imposed on the Company in connection with such release under this Agreement, the Indenture or any Security Document, such release is expressly conditioned upon compliance by the Company with the provisions of clause (3) of the fifth paragraph of Section 2.02 of the Indenture and the proviso immediately following clause (3), Sections 4.10(a)(3) and 4.10(c) of the Indenture and Section 10.04(e) of the Indenture, as the case may be.

Notwithstanding the provisions described above, so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Company or a Subsidiary may engage in ordinary course activities; provided that in connection therewith, each of the Company and its Subsidiaries, as applicable, complies with the provisions of the Indenture and Credit Agreement and the Security Documents which are applicable to any such activity or transactions. Such activities include the right to, among other things, the following:

(i) sell or otherwise dispose of any property subject to the Lien of the Security Documents, which may have become worn out or obsolete;

(ii) abandon, terminate, cancel, release or make alterations in or substitutions of any leases or contracts subject to the Lien of the Security Documents:

(iii) surrender or modify any franchise, license or permit subject to the Lien of the Security Documents which it may own or under which it may be operating;

(iv) alter, repair, replace, change the location or position of and add to its structures, machinery, systems, equipment, fixtures and appurtenances;

(v) demolish, dismantle, tear down or scrap any Collateral; and

(vi) charter, lease or sub-lease any Vessel.

(b) The Collateral Agent agrees for the benefit of the Company, the Subsidiary Guarantors and the other Obligors that if the Collateral Agent at any time receives:

(1) an Officer’s Certificate stating that (i) the signing officer has read Article 3 of this Agreement and understands the provisions and the definitions relating hereto, (ii) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement, all other Security Documents, the Indenture and the Credit Agreement, if any, relating to the release of the Collateral have been complied with, (iii) the Collateral Agent is permitted by the Credit

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Agreement, the Indenture and this Agreement to release any property of the Company or a Subsidiary Guarantor described in such Officers’ Certificate from any Lien granted by a Security Document specified in such Officers’ Certificate, (iv) if such release is required as a result of a Sale of Collateral, the proceeds thereof will be applied in accordance with the Credit Agreement Documents and the Note Documents, as the case may be, and such sale has been consummated in compliance with all other applicable requirements of the Credit Agreement and the Indenture, as the case may be, (v) no Default or Event of Default will result from the release of such Lien, and (vi) in the opinion of such officer, all conditions precedent (including any required substitution of Collateral), if any, applicable to the foregoing (as the case may be) have been complied with;

(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

(3) an accompanying Opinion of Counsel for the Company to the effect that the release of such Lien as to such property is permitted by this Agreement, the Credit Agreement and the Indenture, and that such proposed releasing instrument is effective solely to release such Lien as to such property, without requiring the Collateral Agent to make any representation or warranty in respect thereto, without releasing or satisfying any obligation secured by such Lien, and without imposing any obligation or liability upon the Collateral Agent or any other Person;

then the Collateral Agent shall execute (with such acknowledgements and notarizations as are required) and deliver such release to the Company or other applicable Obligor on or before the later of (x) the date specified in such request for such release and (y) the tenth Business Day after the date of receipt of the items required by this Section 3.1(b) by the Collateral Agent.

The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under the Security Documents in contravention of the provisions thereof if and to the extent the Collateral is released pursuant to this Agreement and the Security Documents. To the extent applicable, the Company shall cause TIA § 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefore of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company, except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company in the exercise of reasonable care. For purposes of this Section 3.1, a Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in any Obligor and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for any Obligor. The Collateral Agent shall be entitled to receive and conclusively rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

SECTION 3.2 Delivery of Copies to the Administrative Agent and Trustee. The Company shall deliver to the Administrative Agent and the Trustee a copy of each Officers’ Certificate and Opinion of Counsel delivered to the Collateral Agent pursuant to Section 3.1, together with copies of all other opinions and documents delivered to the Collateral Agent with such Officers’ Certificate. The Administrative Agent and the Trustee shall not be obligated to take notice thereof or to act thereon.

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SECTION 3.3 Sufficiency of Release. All purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of constituting a good and valid release of the property therein described from the Lien of the Security Documents.

SECTION 3.4 Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by the Security Documents to be sold or otherwise disposed of by any Obligor be under any obligation to ascertain or inquire into the authority of such Obligor to make such sale or other disposition.

SECTION 3.5 Collateral Agent not Required to Serve, File or Record. The Collateral Agent is not required to serve, file, register or record any instrument releasing its Liens in any Collateral. Anything herein or in the Security Documents to the contrary notwithstanding, except if otherwise instructed and indemnified in accordance with the terms of this Agreement, the Collateral Agent shall be under no obligation to file or prepare any financing statement or continuation statement or to take any action or to execute any further documents or instruments in order to create, preserve or perfect the security interest granted herein and in the Security Documents, such obligations being otherwise the obligations of the Company.

SECTION 3.6 Trustee Notices. In the event that the Company delivers an Officers’ Certificate to the Trustee certifying that its obligations under the Indenture and the Notes have been satisfied and discharged by complying with the provisions of Article Eight of the Indenture, and such other documents and/or funds as are required to be delivered or paid pursuant to Article Eight of the Indenture have been delivered and paid, the Trustee shall notify the Collateral Agent in writing that such obligations have been satisfied and discharged in accordance with the terms of the Indenture, and shall take such other actions in connection therewith as may be required or contemplated by the Security Documents to be taken by the Trustee.

SECTION 3.7 Delivery of Certain Notices to the Collateral Agent. The Company agrees promptly to furnish to the Collateral Agent a copy of each notice it delivers to the Administrative Agent or the Trustee pursuant to the requirements of the TIA.

ARTICLE IV.

IMMUNITIES OF THE COLLATERAL AGENT

SECTION 4.1 No Implied Duty. The Collateral Agent shall not have any duties or responsibilities except those expressly assumed by it in this Agreement and the other Security Documents and no implied duties or obligations shall be read into this Agreement and the other Security Documents against the Collateral Agent. The Collateral Agent shall not be required to take any action which is contrary to applicable law or any provision of this Agreement or the other Security Documents. The Collateral Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or other instrument held by or delivered to the Collateral Agent. The Collateral Agent shall not be called upon to advise any party as to the wisdom in taking or refraining to take any action with respect to the Collateral or be a trustee for or have any fiduciary obligation to any party.

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SECTION 4.2 Appointment of Co-Agents and Sub-Agents. The Collateral Agent may employ agents and appoint sub-agents, attorneys, custodians, nominees or co-collateral agents as it determines appropriate in the performance of its duties hereunder. The Collateral Agent will exercise reasonable care in selecting any such agent, sub-agent, attorneys, custodians, nominees or co-collateral agent and in supervising the performance of any duties delegated to any such agent, sub-agent, attorneys, custodians, nominees or co-collateral agent but shall not otherwise be responsible or liable for any act or omission of any such agent, sub-agent or co-collateral agent.

SECTION 4.3 Other Agreements. The Collateral Agent has accepted and is bound by the Security Document delivered to it as of the date of this Agreement and, subject to this Article 4, shall accept and be bound by all Security Documents delivered to it at any time after the date of this Agreement. The Collateral Agent shall not otherwise be bound by, or obligated to take cognizance of the provisions of, any agreement to which it is not a party, including the Credit Agreement and the Indenture.

SECTION 4.4 Solicitation of Instructions.

(a) The Collateral Agent may at any time solicit written confirmatory instructions, including an Act of the Secured Debtholders or an Act of the Administrative Agent, as the case may be, or, as expressly provided in the definition of “Approved Jurisdiction” in the Deed of Covenants or in Section 2.10(a) or 2.13(a) of the Deed of Covenants or Section 7.1 or 5.2 of this Agreement, a direction of the Administrative Agent or the Trustee or the Company pursuant to Article V or Section 3.1 of this Agreement or as provided in the Control Agreements, or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or which it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents and shall be fully justified in failing or refusing to act whether under this Agreement or any other Security Document until it shall have received such requisite instruction.

(b) No written direction given to the Collateral Agent by an Act of the Secured Debtholders or an Act of the Administrative Agent, as the case may be, that in the sole judgment of the Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

SECTION 4.5 Limitation of Liability. The Collateral Agent shall not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any Security Document, except for its own gross negligence, bad faith, willful misconduct or simple negligence in the handling of funds.

SECTION 4.6 Documents in Satisfactory Form. The Collateral Agent shall be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and upon substantive provisions reasonably satisfactory to it.

SECTION 4.7 Entitled to Rely. The Collateral Agent may rely conclusively upon any certificate, notice or other document (including any teletransmission) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons and need not investigate any fact or matter stated in any such document. The Collateral Agent may seek and rely upon any judicial order or judgment, upon any advice, opinion or

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statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company in compliance with the provisions of this Agreement or delivered to it by the Administrative Agent or the Trustee as to the Secured Debtholders whose action or consent is required for an Act of the Secured Debtholders or an Act of the Administrative Agent, as the case may be, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. To the extent an Officers’ Certificate or an Opinion of Counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on such Officers’ Certificate or Opinion of Counsel as to such matter.

SECTION 4.8 Defaults and Events of Default. The Collateral Agent shall not be required to inquire as to the occurrence or absence of any Default or Event of Default and shall not be affected by or required to act upon any notice or knowledge as to the occurrence of any Default or Event of Default unless and until it receives a Notice of an Event of Default or a Responsible Officer of the Collateral Agent has actual knowledge that an Event of Default has occurred and is continuing.

SECTION 4.9 Actions by Collateral Agent. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Agent will act or refrain from acting as directed by an Act of the Secured Debtholders or Act of the Administrative Agent, as the case may be, and will be fully protected in doing so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the holders of the Secured Obligations.

SECTION 4.10 Security or Indemnity in favor of the Collateral Agent. The Collateral Agent shall not be required to advance or expend any funds or otherwise incur any liability, financial or otherwise, in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity which it, in its discretion, deems sufficient against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 4.11 Rights of the Collateral Agent. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Agent and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Agent is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 4.12 Limitations on Duty of Collateral Agent in Respect of Collateral.

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(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(b) The Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence (or simple negligence in the banking of funds), bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Obligor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

SECTION	4.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2) the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3) the Collateral Agent will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Agent.

SECTION 4.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and

22	Collateral Agency Agreement

conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

SECTION	4.15 Not Responsible for Recitals; Other Matters.

(a) The recitals contained herein shall be taken as statements of the Company and the Subsidiary Guarantors, and the Collateral Agent assumes no responsibility for their correctness. The Collateral Agent makes no representation as to the validity or sufficiency of this Agreement.

(b) In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent which conform to the requirements of this Agreement or the Security Documents.

(c) The Collateral Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Collateral Agent, unless it shall be conclusively determined by a court of competent jurisdiction that the Collateral Agent was grossly negligent in ascertaining the pertinent facts.

(d) Whenever in the administration of the provisions of this Agreement or the Security Documents the Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken, such matter may, in the absence of gross negligence or bad faith on the part of the Collateral Agent, be deemed to be conclusively proved and established by an Officers’ Certificate or an Opinion of Counsel, which shall be full warrant to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of the Agreement or the Security Documents upon the faith thereof.

(e) The Collateral Agent shall be under no obligation to exercise any of the rights vested in it by this Agreement or the Security Documents or to enforce any remedy or realize upon any of the Collateral unless (i) it has been directed to take such action pursuant to the terms of Section 2.1(c) herein, and (ii) it has been offered security or indemnity satisfactory to it against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction.

ARTICLE V.

RESIGNATION AND REMOVAL OF THE COLLATERAL AGENT

SECTION 5.1 Resignation or Removal of Collateral Agent. Subject to the appointment of a successor Collateral Agent as provided in Section 5.2 and the acceptance of such appointment by the successor Collateral Agent, (i) the Collateral Agent may resign at any time by giving not less than 30 days’ notice of resignation to the Administrative Agent, the Trustee and the Company and (ii) the Collateral Agent may be removed at any time, with or without cause, by an Act of the Secured Debtholders. So long as no Event of Default has occurred and is continuing, the Company may remove the Collateral Agent if:

(i) the Collateral Agent fails to comply with the terms of the second sentence of Section 5.2 hereof;

(ii) the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Collateral Agent under the Bankruptcy Code;

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(iii) a custodian takes charge of the Collateral Agent or its property; or

(iv) the Collateral Agent becomes incapable of acting or fails to act in accordance with the terms of this Agreement. The Trustee and the Administrative Agent may exercise such power if an Event of Default has occurred and is continuing.

SECTION 5.2 Appointment of Successor Collateral Agent. Upon any such resignation or removal, a successor Collateral Agent may be appointed by the Company acting reasonably, provided such successor Collateral Agent meets the requirements of a successor Collateral Agent set forth in this Section 5.2; provided further, that if an Event of Default has occurred, such appointment shall be made by the Trustee and the Administrative Agent, acting jointly. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may (at the expense of the Company), petition a court of competent jurisdiction for appointment of a successor Collateral Agent, which shall be a bank or trust company (i) authorized to exercise corporate trust powers, (ii) having a combined capital and surplus of at least US$250,000,000, and (iii) maintaining an office in New York, New York. The Collateral Agent will fulfill its obligations hereunder until a successor Collateral Agent meeting the requirements of this Section 5.2 has accepted its appointment as Collateral Agent and the provisions of Section 5.3 have been satisfied.

SECTION 5.3 Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:

(i) such Person shall succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent shall be discharged from its duties and obligations hereunder, and

(ii) the predecessor Collateral Agent, upon payment of all amounts owed to it, shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Collateral or under the Security Documents.

Thereafter the predecessor Collateral Agent shall remain entitled to enforce the immunities granted to it in Article 4 and the provisions of Sections 7.6 and 7.7.

SECTION 5.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent pursuant to Section 5.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (i) through (iii) of Section 5.2 and (ii) the Collateral Agent shall have notified the Company, and each of the Trustee and the Administrative Agent in writing.

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SECTION 5.5 Limitation. The Collateral Agent shall not be the same Person as, or an Affiliate of, the Administrative Agent or the Trustee. If the Collateral Agent at any time becomes an Affiliate of the Administrative Agent or the Trustee, it shall promptly resign subject to appointment of a successor Collateral Agent and acceptance of such appointment as provided in this Article 5.

ARTICLE VI.

SPECIAL AGREEMENTS REGARDING COLLATERAL

SECTION 6.1 Enforcement Directions. So long as any of the Credit Facility Obligations are outstanding, and subject to clauses (1) and (2) of the concluding proviso of this Section 6.1, the Collateral Agent, the Trustee and the Administrative Agent agree, for the benefit of the others, as follows:

(i) for the initial period of 120 days following the occurrence of an Event of Default under the Credit Agreement (each such period, a “Designated Vessel Period”), the Administrative Agent shall be permitted to direct the activity of the Collateral Agent with respect to all aspects involving, and otherwise relating to, the enforcement of, and realization on, the Liens on or with respect to, (i) the Designated Vessels, or any of them, and (ii) the Pledge Shares (as defined in the Pledge Agreement) related to the related Subsidiary Guarantors and all other Collateral related to Designated Vessels (including, without limitation, the related Earnings and Insurances) which are covered by the Security Documents (collectively, such Vessels, Pledged Shares and other Collateral, the “Designated Collateral”), provided that the Collateral Agent shall promptly deliver to the Trustee copies of all such notices and directions given to the Collateral Agent by the Administrative Agent, in each case prepared by the Administrative Agent in reasonable detail; and during the Designated Vessel Period, the Trustee shall not have the power to direct the Collateral Agent to take any action with respect to the enforcement of, and realization on, the Liens on or with respect to, any Designated Collateral; and

(ii) as to Designated Collateral as to which the Administrative Agent has commenced making directions of enforcement to the Collateral Agent during the applicable Designated Vessel Period, so long as the Event of Default giving rise to that action continues unremedied or uncured, the Administrative Agent shall be permitted to continue to direct the activity of the Collateral Agent with respect to all aspects involving, or otherwise relating to, the enforcement of, and realization on, the Liens on and with respect to such property, provided that the Collateral Agent shall promptly provide to the Trustee copies of all such directions given to the Collateral Agent by the Administrative Agent, in each case prepared by the Administrative Agent in reasonable detail.

provided, however, notwithstanding the foregoing, the Trustee may direct the Collateral Agent:

(1) as necessary to perfect or establish the priority of the Liens upon any Collateral; or

(2) as necessary to create, prove, preserve or protect (but, with respect to the Designated Collateral, not enforce) such Liens upon any Collateral.

SECTION 6.2 Effect of Not Timely Action. If the Administrative Agent has not provided written direction to the Collateral Agent to act with respect to the Designated Collateral on or prior to the 120th day following the occurrence of any Event of Default under the Credit Agreement, then with respect to such Event Default, and until it is cured or waived, the direction of the Collateral

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Agent’s enforcement of Liens against any Collateral, whether or not Designated Collateral, will be pursuant to an Act of the Secured Debtholders.

SECTION 6.3 No Other Lien Enforcement Affected. Except as provided in Section 6.1 in relation to Designated Collateral, the Collateral Agent will act as directed by an Act of the Secured Debtholders in regard to the enforcement of, and realization on, the Liens on, or with respect to, all other Collateral, including, without limitation, during the pendancy of a Designated Vessel Period. In furtherance of the foregoing, and with respect to enforcement of and realization on the Liens on the Collateral, the Administrative Agent acknowledges and agrees that (i) its authority to deliver an Act of the Administrative Agent is solely in relation to Designated Collateral as to which it has timely acted pursuant to Section 6.1 and (ii) that it will only deliver an Act of the Administrative Agent in such circumstances and in relation to its rights provided therefor.

SECTION 6.4 No Alteration on Shared Lien Priority. Neither the provisions of Section 6.1 nor any other provision of this Agreement or any other Note Document or Credit Agreement shall alter, modify, prejudice or otherwise adversely affect the first priority Lien for the benefit of the Note Obligations and the Credit Facility Obligations.

SECTION 6.5 Notice of Remedial Action. The Administrative Agent agrees to provide prompt notice to the Trustee and the Collateral Agent in the event that an Event of Default has occurred with respect to the Credit Facility Obligations and the Administrative Agent has commenced or has been instructed to commence the exercise of any remedies as a result thereof pursuant to Section 9.03 of the Credit Agreement. The Trustee agrees to provide prompt notice to the Administrative Agent and the Collateral Agent in the event that an Event of Default has occurred with respect to the Note Obligations and the Trustee has commenced or has been instructed to commence the exercise of any remedies as a result thereof pursuant to Article VI of the Indenture.

SECTION 6.6 Other Requests. To the extent that the Collateral Agent receives a request to take any other action on any matter not expressly set forth in this Article VI or otherwise in the Agreement, the Collateral Agent will do so only at the direction of an Act of the Secured Debtholders, an Act of the Administrative Agent, or as may be expressly provided for in the definition of “Approved Jurisdiction” in the Deed of Covenants or in Section 2.10(a) or 2.13(a) of the Deed of Covenants or Section 7.1 or 5.2 of this Agreement, pursuant to the direction of the Administrative Agent or the Trustee, as applicable or the Company as provided in Section 3.1, Article V or the Control Agreements.

SECTION 6.7 No Responsibility. The Administrative Agent shall owe no responsibility to the Trustee or the holders of any Notes, and shall incur no liability thereto, as a result of any direction given by the Administrative Agent to the Collateral Agent pursuant to the terms of the definition of “Approved Jurisdiction” in the Deed of Covenants or of Section 2.10(a) or 2.13(a) of the Deed of Covenants or Section 7.1 or 5.2 of this Agreement. The Trustee shall owe no responsibility to the Administrative Agent or the Lenders, and shall incur no liability thereto, as a result of any direction given by the Trustee to the Collateral Agent pursuant to the terms of the definition of “Approved Jurisdiction” in the Deed of Covenants or of Section 2.10(a) or 2.13(a) of the Deed of Covenants.

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ARTICLE VII.

MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendment.

(a) This Agreement may be amended or supplemented from time to time by written agreement of the Company, the Subsidiary Guarantors, the Administrative Agent, the Trustee and the Collateral Agent, acting pursuant to an Act of the Secured Debtholders.

(b) The Collateral Agent shall not amend or supplement any of the provisions of the Security Documents without the consent or direction by an Act of the Secured Debtholders; provided that:

(i) the Collateral Agent may, at the written direction of the Administrative Agent, amend, supplement or modify the Security Documents without obtaining the consent or approval requisite to the delivery of an Act of the Secured Debtholders to the extent that such amendments, supplements or modifications (A) only effect the rights of the Lenders, (B) are administrative or ministerial in nature or correct typographical errors or omissions, (C) have only the effect of preserving, perfecting or establishing the priority of the Liens on the Collateral as contemplated by the Security Documents or the rights of the Collateral Agent therein or (D) do not otherwise materially adversely affect the rights of holders of the Notes;

(ii) the Collateral Agent may, at the written direction of the Trustee, amend, supplement or modify the Security Documents without obtaining the consent or approval requisite to the delivery of a Act of the Secured Debtholders to the extent that such amendments, supplements or modifications (A) only affect the rights of the holders of the Notes, (B) are administrative or ministerial in nature or correct typographical errors or omission, (C) have the only effect of preserving, perfecting or establishing the priority of the Liens on the Collateral as contemplated by the Security Documents or the rights of the Collateral Agent therein or (D) do not otherwise materially adversely affect the rights of the Lenders; and

(iii) no amendment or supplement to the provisions of the Security Documents that adversely affects the right of any holder of Secured Obligations to share in the Collateral as herein provided will become effective without the consent of such holder.

(c) The Collateral Agent will not enter into any amendment or supplement unless it has received an Officer’s Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Credit Agreement, the Indenture or any Security Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Agent will be entitled to receive an Opinion of Counsel of the Company to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an Opinion of Counsel of the Company addressing customary Lien creation and perfection (or other comparable concepts applicable to the enforceability of Liens against the grantor thereof and the property covered thereby, and such enforceability against third parties), and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral.

(d) Any amendment or supplement to any Security Document that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity will become effective only with the prior written consent of the Collateral Agent in its individual capacity.

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(e) Promptly following the full and final discharge of the Credit Facility Obligations, the Administrative Agent shall so notify the Collateral Agent and the Trustee, and promptly following the full and final discharge of the Note Obligations, the Trustee shall so notify the Collateral Agent and the Administrative Agent.

SECTION 7.2 Further Assurances.

(a) At any time or from time to time, each of the Company and Subsidiary Guarantors will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as may be necessary or appropriate, or as the Collateral Agent, the Administrative Agent or the Trustee may reasonably request, in order to assure and confirm that each Subsidiary required by the Credit Agreement or the Indenture to guarantee payment of the Secured Obligations has duly guaranteed payment of all the Secured Obligations and that the Collateral Agent holds, for the exclusive benefit of all present and future holders of Secured Obligations, duly created, enforceable and perfected first priority Liens (subject only to Permitted Collateral Liens) upon all interest in Collateral at any time owned or acquired by the Company or the Subsidiary Guarantors or as the Collateral Agent, the Administrative Agent or the Trustee otherwise may reasonably request in order to carry out and give full effect to the intents and purposes of the Credit Agreement Documents and the Note Documents.

(b) At any time and from time to time, the Company will, and will cause each of the Subsidiary Guarantors to, promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents and take such other actions as shall be required or which the Collateral Agent may reasonably request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, as contemplated by the Indenture, the Credit Agreement and the Security Documents, upon the Collateral Agent for the exclusive benefit of the holders of the Secured Obligations. If the Company or such Subsidiary fails to do so, the Collateral Agent is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents and, subject to the provisions of the Note Documents and the Credit Agreement Documents, take such other actions in the name, place and stead of the Company or such Subsidiary, but the Collateral Agent will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith. Without limitation of the preceding terms of this Section 7.2, the Company agrees to file or cause to be filed any continuation statements or similar instruments that may be necessary to maintain the effectiveness of the Uniform Commercial Code and PPSA financing statements to be filed on or about the Closing Date pursuant to the terms of the Transaction Documents, and each of the Company and the Subsidiary Guarantors authorizes the Collateral Agent to make any such filing on its behalf, and to execute on its behalf any such instruments and take any other action required in connection therewith.

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SECTION 7.3 Successors and Assigns.

(a) This Agreement is legally binding upon and enforceable against the Collateral Agent. Except as provided in Sections 4.2 and 5.4, the Person acting as Collateral Agent may not, in its individual capacity, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be void. All obligations of the Collateral Agent hereunder shall inure to the benefit of, and be enforceable by, the Administrative Agent, the Trustee and each present and future holder of Secured Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

(b) This Agreement is further binding upon each of the Company and the Subsidiary Guarantors and their respective successors. Neither the Company nor any Subsidiary Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be void. All obligations of the Company and Subsidiary Guarantors hereunder shall inure to the benefit of, and be enforceable by, the Collateral Agent, the Administrative Agent, the Trustee and each present and future holder of Secured Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

(c) The obligations of the Collateral Agent set forth in Section 3.1 of this Agreement shall also be enforceable by the Company and any Subsidiary Guarantor directly affected by any breach thereof and their respective successors and assigns.

SECTION 7.4 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents shall impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.5 Notices. Any communications, including notices and instructions, between the parties hereto or notices herein to be given may be given to the following addresses:

If to the Collateral Agent:	Wilmington Trust Company, as Collateral Agent 1100 North Market Street Rodney Square North Wilmington, Delaware 19890 Attn: Corporate Trust Phone: 302-636-6453 Fax: 302-636-4145

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If to the Trustee:	Wells Fargo Bank, National Association, as Trustee Corporate Trust Sixth Street and Marquette Avenue MAC N 9303-120 Minneapolis, MN 55479 Attn: Secunda Administrator Phone: Fax: (612) 667-9825

If to the Administrative Agent:	Fortis Capital Corp., as the Administrative Agent Three Stamford Plaza 301 Tressor Boulevard Stamford, CT 06901 Phone: 203-705-5700 Fax: 203-705-5900

If to the Company, any Subsidiary Guarantor or any other Obligor	Secunda International Limited One Canal Street Dartmouth Nova Scotia B2Y 241 Canada Attn: Phone: Fax:

Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States or Canadian, as the case may be, mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States or Canadian, as the case may be, mail with postage prepaid and properly addressed; provided, no notice to the Collateral Agent, Administrative Agent or Trustee shall be effective unless and until received by its officer responsible for the administration of the transaction contemplated hereby. Each party may change its address for notice hereunder to any other location within the continental United States or Canada, as the case may be, by giving written notice thereof to the other parties as set forth in this Section 7.5.

SECTION 7.6 Compensation; Expenses. Whether or not the transactions contemplated hereby shall be consummated, each of the Company and Subsidiary Guarantors jointly and severally agrees to pay, promptly upon demand:

(a) reasonable compensation to the Collateral Agent as agreed to in a separate fee letter and its agents, co-agents and sub-agents;

(b) all reasonable costs and expenses incurred in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating thereto;

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(c) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Agent in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating thereto and any other document or matter requested by the Company;

(d) all reasonable costs and expenses of creating, perfecting, releasing or enforcing the Collateral Agent’s security interests in the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums;

(e) all reasonable costs of any Opinion of Counsel required hereby to be delivered to the Collateral Agent;

(f) all other reasonably costs and expenses incurred by the Collateral Agent in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of its rights or performance of its obligations by the Collateral Agent thereunder; and

(g) after the occurrence and during the continuance of an Event of Default, all reasonable costs and expenses incurred by the Collateral Agent, the Administrative Agent or the Trustee in connection with the preservation, collection, foreclosure or enforcement of the Liens granted by the Security Documents or any interest, right, power or remedy of the Collateral Agent or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any bankruptcy case or insolvency or liquidation proceedings, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent, the Administrative Agent or the Trustee.

(h) The agreements in this Section 7.6 shall survive repayment of the Notes and Credit Facility Obligations and all other amounts payable hereunder and the resignation or removal of the Collateral Agent.

SECTION 7.7 Indemnity.

(a) In addition to the payment of costs and expenses pursuant to Section 7.6, whether or not the transactions contemplated hereby shall be consummated, each of the Company and the Subsidiary Guarantors jointly and severally agrees to defend (subject to each Indemnitee selection of counsel), indemnify, pay and hold harmless, the Collateral Agent, the Administrative Agent and the Trustee and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee.

(b) All amounts due under Section 7.7(a) shall be payable not later than 10 days after written demand therefor.

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(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.7(a) may be unenforceable in whole or in part because they are violative of any law or public policy, each of the Company and Subsidiary Guarantors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) Neither the Company nor any Subsidiary Guarantor shall ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Credit Agreement Document, Note Document or Security Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Company and Subsidiary Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.7 shall survive repayment of the Notes and Revolving Loans and all other amounts payable hereunder and the resignation or renewal of the Collateral Agent.

SECTION 7.8 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, shall not in any way be affected or impaired thereby.

SECTION 7.9 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 7.10 Obligations Secured. All obligations of the Company or any Subsidiary Guarantor set forth in or arising under this Agreement shall be Secured Obligations and are secured by all Liens granted by the Security Documents.

SECTION 7.11 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

SECTION 7.12 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each party hereto, for itself and in connection with its properties, irrevocably (a) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts; (b) waives any defense of forum non conveniens; (c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.5; (d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and (e) agrees each party hereto retain the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

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SECTION 7.13 Agent for Service. The Company and each Subsidiary Guarantor hereby irrevocably appoints and designates Wilmington Trust Company, having an address at 520 Madison Avenue, 33rd Floor, New York, New York 10022, its true and lawful attorney-in-fact and duly authorized agent for the limited purposes of accepting servicing of legal process and the Company and each Subsidiary Guarantor agrees that service of process upon such party shall constitute personal service of such process on such Person. The Company and each Subsidiary Guarantor shall maintain the designation and appointment of such authorized agent until all Secured Obligations shall have been paid in full. If such agent shall cease to so act, the Company and each Subsidiary Guarantor shall immediately designate and appoint another such agent satisfactory to the Collateral Agent and shall promptly deliver to the Collateral Agent evidence in writing of such other agent’s acceptance of such appointment.

SECTION 7.14 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES OF THE OTHER SECURITY DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.14 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF OR TO THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 7.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The delivery of an executed signature page of this Agreement, or any Joinder Agreement in connection herewith, by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.16 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written or telephonic notification of such execution and authorization of delivery hereof.

33	Collateral Agency Agreement

SECTION 7.17 Additional Obligors. The Company will cause each Subsidiary of the Company that becomes an Obligor or is required to become a party to this Agreement under Section 6.17 of the Credit Agreement and Section 4.14 of the Indenture to become party to this Agreement, for all purposes of this Agreement on the terms set forth herein applicable to a Subsidiary Guarantor, by causing such Subsidiary to execute and deliver to the parties hereto a Joinder Agreement, whereupon such Subsidiary shall be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as a Subsidiary Guarantor as of the date hereof. No Joinder Agreement executed in connection with this Section 7.17 requires the signature of any Secured Debtholder or the Collateral Agent.

SECTION 7.18 Insolvency. This Agreement will be applicable both before and after the commencement of any insolvency or liquidation proceeding by or against the Company or any Obligor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such insolvency or liquidation proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.19 Rights and Immunities of the Administrative Agent and the Trustee. The Administrative Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement, and the Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture. In no event will the Administrative Agent or the Trustee be liable for any act or omission on the part of the Company, any Obligor or the Collateral Agent hereunder.

34	Collateral Agency Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the day and year first above written.

COMPANY

SECUNDA INTERNATIONAL LIMITED

By	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

35	Collateral Agency Agreement

SUBSIDIARY GUARANTORS

3013563 NOVA SCOTIA LIMITED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

SECUNDA MARINE INTERNATIONAL INCORPORATED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

SECUNDA MARINE SERVICES LIMITED

By	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

SECUNDA GLOBAL MARINE INC.

By	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: Director and Authorized Person

JDM SHIPPING INC.

By	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: Director and Authorized Person

INTERNATIONAL SHIPPING CORPORATION INC.

By	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: Director and Authorized Person

SECUNDA GLOBAL INTERNATIONAL INC.

By	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: Director and Authorized Person

36	Collateral Agency Agreement

NAVIS SHIPPING INCORPORATED

By	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

SECUNDA ATLANTIC INCORPORATED

By	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

SECUNDA MARINE ATLANTIC LIMITED

By	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

OFFSHORE LOGISTICS INCORPORATED

By	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

37	Collateral Agency Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By	/s/ Frank McDonald
Name: Frank McDonald
Title: Vice President

38	Collateral Agency Agreement

WILMINGTON TRUST COMPANY, as Collateral Agent

By	/s/ James J. McGinley
Name: James J. McGinley
Title: Authorized Signer

39	Collateral Agency Agreement

FORTIS CAPITAL CORP., as Administrative Agent

By	/s/ John C. Preneta
Name: John C. Preneta
Title: Executive Vice President

40	Collateral Agency Agreement

Exhibit A

Wilmington Trust Company,

as Collateral Agent

_______________________________

_______________________________

_______________________________

_______________________________

Wells Fargo Bank, National Association,

as Trustee

_______________________________

_______________________________

_______________________________

_______________________________

Fortis Capital Corp.,

as Administrative Agent

_______________________________

_______________________________

_______________________________

_______________________________

JOINDER AGREEMENT

The undersigned, [INSERT OBLIGOR’S NAME], a [INSERT DESCRIPTION OF OBLIGOR], hereby agrees to become party to the Collateral Agency Agreement dated as of August     , 2004, as amended, supplemented or otherwise modified and in effect, by and among Secunda International Limited, a Nova Scotia corporation, the subsidiaries of the Company party thereto, Fortis Capital Corp., as Administrative Agent under the Credit Agreement (as defined therein), Wells Fargo Bank, National Association, as Trustee under the Indenture (as defined therein), and Wilmington Trust Company, as Collateral Agent, for all purposes thereof on the terms set forth therein applicable to a “Subsidiary Guarantor”, as defined therein, and to be bound by the terms of said Collateral Agency Agreement as fully as if the undersigned had executed and delivered said Collateral Agency Agreement as a Subsidiary Guarantor thereunder as of the date thereof.

The provisions of Article VII of said Collateral Agency Agreement shall apply with like effect to this Joinder Agreement.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder Agreement as of                     , 20            .

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41	Collateral Agency Agreement